Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025 relating to the financial statements of Definitive Healthcare Corp. and the effectiveness of Definitive Healthcare Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Definitive Healthcare Corp. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2025